Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements listed below of our reports dated December 22, 2021, with respect to the consolidated financial statements and financial statement schedule II of ABM Industries Incorporated and the effectiveness of internal control over financial reporting.

Registration No.	Form	Plan
333-78423	S-8	“Age-Vested” Career Stock Option Plan
333-78421	S-8	“Time-Vested” Incentive Stock Option Plan
333-48857	S-8	1996 Price Vested Performance Stock Option Plan
333-85390	S-8	2002 Price Vested Performance Stock Option Plan
333-116487	S-8	2004 Employee Stock Purchase Plan
333-137241	S-8	2006 Equity Incentive Plan
333-159770	S-8	2006 Equity Incentive Plan
333-167464	S-8	2004 Employee Stock Purchase Plan
333-179991	S-8	2006 Equity Incentive Plan
333-202521	S-8	2006 Equity Incentive Plan
333-211991	S-8	2004 Employee Stock Purchase Plan
333-223233	S-3	ABM Industries Automatic Shelf Registration Statement
333-224183	S-8	2006 Equity Incentive Plan
333-254769	S-8	2021 Equity and Incentive Compensation Plan

/s/ KPMG LLP

New York, New York
December 22, 2021